Exhibit 10.1

By and Between

University Business Center L.L.C.

and

Pacific Blue Energy Corp.

OFFICE LEASE

THIS LEASE is made and entered into at Flagstaff, Arizona on this 1st day of March 2010, by and between UNIVERSITY BUSINESS CENTER L.L.C., hereinafter designated as “Lessor,” and Pacific Blue Energy Corp. hereinafter designated as “Lessee”.

1.

PREMISES

On the terms and conditions contained herein, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor that certain office suite(s) designated as suite) 218 , containing approximately 189 rentable square feet as indicated by crosshatched lines on the floor plan attached hereto as "Exhibit A-1" (the "Premises"). The office building of which the Premises form a part is located at University Business Center at 1016 W. University Avenue and Woodlands Village Blvd Flagstaff, Arizona as shown on the site plan attached hereto as Exhibit "A-2" (the "Building"). The real property described on Exhibit "A-3" hereto and all improvements thereon, including without limitation the Building, are hereinafter collectively referred to as the "Project."

2.

TERM

2.1

Initial Term. Except as otherwise specifically provided herein, the term of this Lease shall be month to month.

2.2

Term Commencement Date. The term shall commence on the "Commencement Date" of March 1st, 2010 with Lessee to take possession on February 25th, 2010 . If Lessor is unable to deliver possession of the Premises to Lessee on or before the Commencement Date for any reason whatsoever (including, without limitation, the holding over of a previous occupant or Lessor's inability to complete any required construction), Lessor shall not be liable to Lessee for any damages or losses resulting therefrom and this Lease shall continue in full force and effect, except for the term hereof and Lessee's obligation to pay "Base Rental" (as set forth in Table A below) or other rental pursuant hereto shall commence on the day after Lessor delivers possession of the Premises to Lessee (regardless of whether Lessee actually takes possession on that date) and the Termination Date shall be advanced by the number of days that the commencement of the term hereof was so delayed. If Lessor, however, is unable to deliver possession of the Premises to Lessee on or before ninety (90) days after the Commencement Date, Lessee shall be entitled to terminate this Lease by written notice to Lessor given on or before five (5) days after the expiration of said 90-day period. If Lessee takes possession of the Premises before the Commencement Date, the term hereof and Lessee's obligation to pay Base Rental and other sums hereunder shall commence as of such date, but the Termination Date shall not change. If the term hereof commences as herein provided on other than the Commencement Date, Lessee shall, at Lessor's request, confirm in writing the date of commencement of the term hereof and any adjustment to the Termination Date, which confirmation shall be attached hereto and made a part hereof.

2.3

Holding Over. If Lessee remains in possession of the Premises after the expiration or termination of this Lease with Lessor's written consent and no other lease is executed, Lessee shall be deemed a Tenant on a month-to-month basis on the terms and conditions herein, at the monthly rental in effect hereunder immediately prior to the date of such expiration or termination. If Lessee remains in possession of the Premises after the expiration or termination of this Lease without Lessor's written consent, Lessor shall be entitled to collect from Lessee for each day of such possession (as Base Rental hereunder and not as liquidated damages) an amount equal to one and one-half times the daily Base Rental for the last month prior to the date of such expiration or termination, together with all other sums owing hereunder, and Lessee shall indemnify and hold Lessor harmless from any loss, damages, liability, obligations, expenses, and fees (including attorneys' fees) resulting from such holding over. Lessor's right to collect such rental shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Lessor.

3.

RENTAL

3.1

Base Rental. Lessee shall pay to Lessor, for the use and occupancy of the Premises, "Base Rental" per Table A below and as follows: (a) the first month's rent to be paid contemporaneously with the execution of this Lease, and (b) in advance on the first day of the second month of the lease term, and on the first day of each and every calendar month thereafter in advance. If the term of this Lease commences or terminates on other than the first day of a calendar month, then the Base Rental for said partial month shall be prorated on a per diem basis.

3.2

Payment. Base Rental and all other sums payable pursuant hereto shall be paid without deduction, offset, prior notice or demand to Lessor at the address set forth in Article 31 below, or at such other place or to such other person as Lessor may from time to time designate by notice hereunder. Payment shall be made in lawful money of the United States of America. Lessor shall have the right to require Lessee to pay all past due obligations, including late charges and interest, in cash or certified funds.

3.3

Rental Taxes. Together with and in addition to any payment of rental or any other sums payable to or for the benefit of Lessor pursuant to this Lease, Lessee shall pay to Lessor any excise, sales or transaction privilege tax levied by any governmental authority upon Lessor (except Lessor's income tax) as a result and to the extent of such payments hereunder, or as a result of Lessee's use or occupancy of the Premises.

Table A

Month 01 March 2010 then month to month:

$ 1.45

Per Square Foot

$ 274.05

Monthly Rental, plus applicable taxes

$ 3,288.60

Annual Rental

4.

OPERATING COSTS

4.1

Lessee's Pro Rata Share. In addition to the Base Rental and all other sums payable pursuant hereto, Lessee shall pay to Lessor during the entire term of this Lease, as "Additional Rental" hereunder, Lessee's Pro Rata Share of the Operating Costs (as defined below) for each calendar year during the term hereof. Lessee's Pro Rata Share is two point three six percent ( 2.36%) of the total Leasable CAM or $100.00 per month plus $50.00 per month of the top floor utilities)(the ratio the rentable area of unit 218 curre-ntly bears to the rentable area of units. The initial estimated amount payable by Lessee for its Pro Rata share shall be $150.00 monthly and shall be paid monthly by separate check to University Business Center-CAM along with Base Rent payable to University Business Center. As soon as reasonably possible after the expiration of any Lease Year, Lessor shall furnish Lessee with a statement setting forth in reasonable detail the Operating Costs for prior the Lease Year, and Lessee's Pro Rata Share of any excess of said costs over the amounts previously paid by Lessee, if any. Within fifteen (15) days of the receipt of such statement, Lessee shall pay in full Lessee's Pro Rata Share of said excess, and said amount shall be used as an estimate for the then current Lease Year and shall be divided into twelve (12) equal monthly installments, and Lessee shall pay to Lessor, concurrently with the monthly Base Rental next due after the receipt of such statement from Lessor, an amount equal to one such monthly installment times the number of months from the first month in the Lease year through the month of such payment. If the amount of excess costs paid by Lessee on a monthly basis for any Lease Year as provided for above is greater than Lessee's Pro Rata Share of the actual excess as set forth in the statement delivered by Lessor to Lessee for said Lease year, then Lessor shall credit the additional amount paid by Lessee toward the next installment of Base Rental and Pro Rata Share. If the amount paid by Lessee is less than Lessee's Pro Rata Share of the excess, then Lessee shall pay the additional amount owing to Lessor on or before fifteen (15) days after receipt by Lessee of said statement, and the monthly amount to be paid by Lessee for the then current Lease Year shall be increased accordingly. If the term of this Lease commences or terminates on other than the first or last day of a calendar year, Lessee's Pro Rata Share of Operating Costs shall be prorated on a per diem basis. If Lessor's statement for said final Lease Year discloses that Lessee has underpaid or overpaid Lessee's Pro Rata Share, then Lessor or Lessee, as the case may be, shall remit the difference to the other party on or before fifteen (15) days after Lessee's receipt of said statement.

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4.2

Definition of Operating Costs. The term "Operating Costs" for the purposes hereof means all costs, expenses, and fees incurred by Lessor in owning, managing, maintaining, repairing and operating the Project (whether or not now customary or in the contemplation of the parties), including, but not limited to, the following: (a) real property taxes and assessments and any other taxes imposed or levied by any governmental entity upon the Project; personal property taxes on equipment, fixtures and other property of Lessor located on the Project and used in connection with the operation thereof; and costs, expenses and fees (including, but not limited to, attorney fees) incurred by Lessor in contesting any of said taxes; (b) property management and building superintendent fees; the cost of security personnel and services of independent contractors; and wages, charges, taxes, fringe benefits or other labor costs; (c) equipment, supplies and materials (new or replacement) used on the Project; the cost of water, sewer service, gas, electricity and other utilities and services for the Project (except telephone service for the Lessees, which shall be the obligation of each Lessee, and any utilities for which a separate meter has been installed for the Premises and which are paid by Lessee pursuant to the terms of this Lease or paid by other tenants pursuant to the terms of their leases); the cost of refuse, garbage and trash removal, collection and disposal and the cost of pest control; (d) the cost of janitorial service for the Project; the cost of upkeep and maintenance of the Building, including the roof and structural elements thereof and any elevators, plumbing, electrical, heating and air conditioning systems; the cost of upkeep and maintenance of any parking areas (including any covered parking canopies), sidewalks, hallways, stairways, toilets and other common facilities; the cost of landscaping and landscape maintenance; the cost of cleaning and other care of the Project and the Improvements comprising the same; the cost of snow removal; (e) the cost of fire and extended coverage insurance, comprehensive public liability insurance and other insurance in such amounts as Lessor may determine; and (f) expenditures for improvements normally designated as capital improvements which result in operational or maintenance economies or which are imposed or required by or result in operational or maintenance economies or which are imposed or required by or result from statutes or regulations, or interpretations thereof, promulgated by any governmental authority; provided, however, the cost of any such capital improvements shall be amortized in accordance with generally accepted accounting principals and only the portion of such amortization applicable to any calendar year shall be included as an expense for that calendar year.

4.3

Change to Pro Rata Share. Tenant acknowledges that Lessor has informed Lessee that Lessor may construct additional building(s) at the Project. Upon issuance of a certificate of occupancy from the appropriate government authorities for any additional building, Lessee's Pro Rata Share shall be reasonably recalculated by Lessor and adjusted based upon the total rentable area of the Premises compared to the total rentable area of all buildings at the Project.

5.

SECURITY DEPOSIT

Upon the execution of this Lease in addition to payment of the first month's Base Rental and applicable taxes, Lessee shall deposit with Lessor the sum of $424.00 as the "Security Deposit", as security for the full performance by Lessee of its obligations hereunder. If Lessee defaults under any provision hereof, Lessor shall be entitled, at its option, to apply or retain all or any part of the Security Deposit for the payment of any Base Rent, Lessee's Pro Rasa Share, other sum owing by Lessee to Lessor, or any amount which Lessor may become obligated to spend because of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer because of Lessee's default. If any portion of the Security Deposit is so used or applied, Lessee shall, within five (5) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessor shall not be required to keep the Security Deposit separate from its general funds and Lessee shall not be entitled to interest on the Security Deposit. If Lessee fully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee at the expiration of the term of this Lease or any period of holding over. Lessor's rights with respect to the Security Deposit shall be in addition to and shall not preclude concurrent, alternative or successive exercises of any other rights or remedies available to Lessor.

6.

REAL ESTATE BROKERAGE

6.1

Real Estate Brokerage. Lessee represents that it has not had dealings with any real estate broker, finder, or other person with respect to this Lease other than the Broker or Brokers named below. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt. Lessor shall pay all commissions and fees that are payable with respect to this Lease to the Broker or Brokers named below in accordance with the separate agreement between Lessor and said Broker(s).

0	0

7.

USE OF PREMISES

7.1

Permitted Uses. Lessee shall not use or permit the use of the Premises for any purpose except Administrative Office for Pacific Blue Energy Corp. Notwithstanding the foregoing, Lessee shall not use the Premises for any use or activity prohibited by the restrictions of record against the Project or applicable zoning restrictions for the Premises.

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7.2

Insurance Requirements. Lessee shall not engage in or permit any activity which will cause the cancellation or increase the existing premium rate of fire, liability, or other insurance on or relating to the Premises, the building wherein the Premises are located or the Project. In the event Lessee engages in or permits any activity that causes an increase in the existing premium rate of any such insurance, in addition to any other remedies available to Lessor under the terms of this Lease, Lessor shall have the right to demand and receive from Lessee an amount equal to the increase in the existing premium rate. Lessee shall not sell or permit to remain in or about the Premises any article that may be prohibited by standard form all risk, fire, and extended coverage insurance policies. Lessee shall comply with all requirements pertaining to the use of the Premises necessary for maintenance of such fire and public liability insurance as Lessor may from time to time obtain for the Premises, the building wherein the Premises are located, or the Project.

7.3

Waste, Nuisance, Etc. Lessee shall not commit or permit any waste on the Premises or in any manner deface or injure the Premises, the building wherein the Premises are located, or the Project, and shall not use the Premises for the production or distribution of pornographic materials or other purposes which Lessor, in its sole discretion, deems offensive or immoral, or commit or permit on the Premises or any part of the Project any offensive, noisy or dangerous activity or other nuisance or other activity or thing which may disturb the quiet enjoyment or peaceable possession of any other tenant in the Project. Lessee shall not overload the floor of the Premises beyond the limit established by Lessor. Lessee shall not employ any sound emitting device in or about the Premises that is audible outside the Premises, except fire and burglar alarms.

7.4

Compliance with Laws. Lessee shall comply, at its expense, with all laws, ordinances, rules and regulations of any public authority at any time now or hereafter applicable to the Premises, or any activity therein or use thereof, and shall, at its expense, construct and install any improvements which may be required from time to time by applicable laws, ordinances, or Rules and Regulations, adopted by Lessor as to Lessee's use of the Premises. Lessee shall not permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation currently in force or which hereafter may be enacted or promulgated.

7.5

Trash. Lessee shall place all refuse or trash in receptacles provided by Lessor. If Lessee creates an unusual amount of trash in the reasonable opinion of Lessor and Lessor so requests in writing, Lessee shall provide, at its own cost, for its own trash disposal and pickup at such intervals as Lessor may deem reasonably necessary so that no refuse or trash is visible on the Premises.

7.6

Sidewalks, Signs, Exterior, Etc. Lessee shall not display or exhibit any products, goods, wares or merchandise and shall not distribute advertising materials within the Project. Lessee shall not erect or place on or about the exterior of the building wherein the Premises are located or the Project, or on any windows, glass partitions or doors thereof, any signs or other written information unless approved in writing by Lessor. Lessee shall not install exterior lighting on or decorate, paint or otherwise alter or improve the structure or roof of the Building. Lessee shall not install any objects on the roof of the building. Lessee shall not store products, containers or merchandise outside of the Premises except for such short periods of time as may be necessary for loading or unloading service vehicles.

7.7

Rules and Regulations. Lessee, its employees, agents, contractors, customers and invitees, shall comply with the Rules and Regulations of the Project attached to the Lease as Exhibit "B" and made a part hereof by reference, and with such modifications thereto as Lessor, in its sole discretion, may hereafter make for the Project; provided, however, that such Rules and Regulations shall not contradict or abrogate any right or privilege herein expressly granted to Lessee. Lessee agrees to faithfully observe and comply with the Rules and Regulations and all modifications thereto from time to time in effect, and any violation of such Rules and Regulations by Lessee, its employees, agents, contractors, customers or invitees shall constitute a breach of this Lease. Lessor shall not be responsible to Lessee for the non-performance by any other tenant or occupant of the Project of the Rules and Regulations or any modifications thereof.

8.

CONDITION OF PREMISES

8.1

Lessee's Acknowledgment. Lessee acknowledges, represents and agrees to the following: (i) Lessee shall be responsible for making its own inspection and investigation of the Premises, the building wherein the Premises are located, and the Project, (ii) Lessee shall be responsible for investigating and establishing the suitability of the Premises for Lessee's intended use thereof, and all zoning and regulatory matters pertinent thereto, and (iii) Lessee is leasing the Premises "AS IS" based on its own inspection and investigation and not in reliance on any statement, representation, inducement or agreement of Lessor except as expressly set forth herein. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in satisfactory condition and completed in accordance with any requirements of Lessee set forth herein.

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8.2

Construction and Tenant Improvements. If the Premises have not yet been completely constructed or if Lessor is obligated to construct improvements thereto pursuant to Exhibit "C" attached hereto, then Lessor shall, in the exercise of reasonable diligence, and at its own cost, complete the construction of improvements thereto in accordance with Exhibit "A-1" attached. For the purposes of this lease, possession of the Premises shall be deemed delivered to Lessee if the Premises and Improvements thereto to be completed by Lessor pursuant to Exhibit "C" have been substantially completed, as certified by Lessor's architect, and Lessor has given Lessee written notice of such completion.

9.

BUILDING SERVICES

9.1

Services. Subject to the Rules and Regulations attached to this Lease, Lessor agrees to furnish to the Premises, during normal business hours of generally recognized business days (as determined by Lessor in its sole discretion), elevator service, water and sewer & garbage collection suitable for the intended use of the Premises, and heat and air conditioning required in Lessor's reasonable judgement for the comfortable use and occupation of the Premises. Lessee will pay for its own electric and natural gas which are both separably metered and will be billed directly to the lessee. Lessor shall not be liable for, nor shall Lessee be entitled to, any abatement or reduction of rental or other sums due hereunder by reason of Lessor's failure to furnish any of the foregoing when such failure is caused by the acts of Lessee or by any of the following causes beyond the reasonable control of Lessor, including but not limited to accidents, breakage, remodeling, improvements, material shortage, shipping and delivery delays, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar. It is expressly understood that Lessor shall not be liable under any circumstances for loss or damage, however occurring, incurred in connection with or incidental to the failure to furnish any of the foregoing.

9.2

Prohibitions. Lessee will not, without the written consent of Lessor, (i) use any apparatus or device in the Premises (including, without limitation, any data processing machines, punch card machines or other machines using current in excess of 110 volts) which will increase the amount of electricity, water or other utilities otherwise furnished or supplied for use of the Premises as general office space; (ii) install any 220 volt outlets in the Premises, except those to be initially installed, if any, pursuant to the plans and specifications referred to in Exhibit "C" attached hereto; nor (iii) connect into the electric current or the water supply except through existing electrical outlets or existing water taps in the Premises. If Lessee shall require water, electric current or other utilities in excess of that which would otherwise be furnished or supplied for use of the Premises as general office space, Lessee shall first procure the written consent of Lessor to the use thereof, and Lessor may cause a water meter, electric meter or other utility measuring device to be installed in the Premises for the purpose of measuring the amount of water, electric current or other utilities consumed for any such purpose. The cost of any such meters and the installation, maintenance and repair thereof shall be paid for by Lessee and Lessee agrees to pay Lessor promptly upon demand for the cost of all water, electric current or other utilities consumed as shown by said meters, at the rates charged for such services by the suppliers thereof. In the event separate meters cannot be installed, Lessor shall have the right to estimate the additional cost of the utilities utilized by Lessee and charge the same directly to Lessee, who agrees to promptly pay the same.

10.

MAINTENANCE AND REPAIR

10.1

Lessor's Obligations. Unless such maintenance or repairs are required because of any negligent or intentional act or omission of Lessee or its agents, employees, contractors, customers or invitees, Lessor shall maintain, subject to Lessor's right to recover the cost thereof under Article 4 above, in good order and repair the exterior (except any glass doors which are a part of the Premises), roof and structural elements of the Building, including existing electrical wiring and plumbing, exterior glass, and the parking area and other common areas of the Project, reasonable wear and tear excluded. In no event shall Lessee be entitled to undertake any such maintenance or repairs, whether at the expense of Lessee or Lessor, and Lessee hereby waives the benefits of any law now or hereafter in effect which would otherwise provide Lessee with such right.

10.2

Lessee's Maintenance Obligations. By taking possession of the Premises, Lessee accepts the premises as being in the condition in which Lessor is obligated to deliver them, and accepts them as being in good and sanitary order, condition and repair. Unless such maintenance or repairs are required because of any negligent or intentional act or omission of Lessor, or its agents, employees, contractors or invitees, or are specifically designated as the obligation of Lessor under Article 10.1 above, Lessee shall, at its expense, maintain in a safe and clean condition and in good order and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises) the interior of the Premises, all partitions and other interior improvements, interior ceilings, all walls and doors, all interior glass, Lessee's signs located in or on the Premises or about the building (whether interior or exterior), all equipment, fixtures, whether installed by Lessee or Lessor (excluding air conditioning and heating units, which will be Lessor's responsibility, subject to Lessor's right to recover the cost thereof under Article 4 above), reasonable wear and tear excluded. Lessee shall also perform promptly, at its expense, all maintenance or repairs to the Premises or the Project which are required because of any negligent or intentional acts or omissions of Lessee, its agents, employees, contractors, customers or invitees.

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11.

ALTERATIONS TO PREMISES

Lessee shall not make any alteration, addition or improvement to the Premises or to any fixture, wiring, plumbing, lighting, heating, air conditioning or other equipment therein without the prior written consent of Lessor. Lessor shall be entitled to impose any condition to such consent as it may deem necessary or desirable (including, without limitation, the posting of bonds or use of a contractor's and architect's designated or approved by Lessor). Upon completion, Lessee shall deliver to the Lessor a certificate of completion by the architect who supervised the construction, which shall state that all work has been completed in accordance with the approved plans and specifications, a certificate of occupancy as required by any appropriate governmental authority, proof of payment for the improvements, and satisfactory lien waivers. The Lessee shall promptly pay for all work completed and prior to paying any construction draw shall receive lien waivers for all work completed through the period covered by the prior payment to the appropriate contractors or materialmen. The Lessee shall indemnify and hold Lessor harmless from any claims for lien waivers whatever and shall, if such lien is claimed, post a bond to remove the effect of such lien from the Premises and/or Project. Unless Lessor requires the removal thereof upon the termination of this Lease, all alterations, additions or improvements to the Premises by Lessee (except movable furniture, equipment and trade fixtures) shall become a part of the Premises and the property of Lessor immediately upon installation thereof. Any alteration, addition or improvement which Lessee is required or permitted to remove hereunder, together with any movable furniture, equipment and trade fixtures, shall be removed at Lessee's expense upon the termination of this Lease, and Lessee shall promptly repair any damage to the Premises caused by such removal. Any alteration, addition or improvement to which Lessor consents shall be completed in good and workmanlike manner in accordance with plans, specifications and drawings approved in writing by Lessor, and in compliance with all applicable laws, regulations and codes, and Lessee shall timely pay all costs and fees incurred by Lessee in connection therewith.

12.

LIENS

Lessee shall keep the Premises, the building in which the Premises are located and the Project free and clear of any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee. If any such lien is filed against the Premises, the building in which the Premises are located or the Project, Lessee shall, within ten (10) days thereafter, cause the lien to be fully discharged by either paying the obligation secured thereby or obtaining and recording a payment bond in accordance with the provisions of Section 33-1004, Arizona Revised Statutes. Lessee is not authorized to act for on behalf of Lessor as its agent, or otherwise, for the purpose of constructing any improvements to the Premises, and neither Lessor nor Lessor's interest in the Premises shall be subject to any obligations incurred by Lessee. Lessor shall be entitled to post on the Premises during the course of any construction by Lessee such notices of non-responsibility as Lessor deems appropriate for the protection of Lessor and its interest in the premises. Lessee shall, before the commencement of any work which might result in any such liens, give to Lessor written notice of its intention to do so in sufficient time to permit the posting of such notices. If Lessee fails to fully discharge any such lien within a 10-day period, Lessor may (but shall not be so obligated) pay the claim secured by such lien, and the amount so paid, together with any costs and reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Lessee to Lessor, and Lessee shall pay the same to Lessor with interest at the rate provided in Article 32.5 from the dates of Lessor's payments. Should any claims of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

13.

LESSOR'S ENTRY

In addition to any other right of entry provided for in this Lease, Lessor shall be entitled to enter the Premises at any reasonable time for the purpose of conducting any inspections thereof, making repairs, additions, or alterations thereto or to the Building, showing the Premises to any prospective purchaser, Lessee, lender, mortgagee or insurer, posting "For Rent" signs or non-responsibility notices, and taking necessary action in the event of any emergency. In connection with such entry, Lessor shall be entitled to erect such scaffolding and other necessary structures or equipment as reasonably required by the character of the work to be performed, provided that Lessor shall not unreasonably interfere with the conduct of Lessee's business. No entry by Lessor hereunder shall entitle Lessee to terminate this Lease or to receive a reduction or abatement of rental or other amounts owed by Lessee hereunder nor to any claims for damages. Lessor shall be entitled to use in good faith any means to gain entry to the Premises in the event of any emergency and shall not be liable for any damages resulting therefrom.

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14.

LESSEE'S INDEMNITY

Lessee shall indemnify and hold Lessor harmless from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business thereon or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises, and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence or misconduct of Lessee, or any of Lessee's agents, contractors, employees, customers or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense through counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause, and Lessee hereby waives all claims in respect thereof against Lessor.

15

INSURANCE

15.1

Required Insurance. Lessee, at its sole cost and expense, shall procure and maintain during the term hereof:

(a)

A comprehensive general liability insurance policy against claims for bodily injury, death or property damage, occurring in, on or about the Premises, the elevators, the adjoining sidewalks and passageways, or other common areas located within the Project, or resulting from Lessee's use, occupancy or maintenance thereof, which policy shall name Lessor as an additional insured. Such insurance shall be primary with respect to Lessor and shall be in the amount of at least One Million Dollars ($1,000,000) combined single limit (or in such higher amounts as Lessor may designate from time to time). Any comprehensive general liability insurance carried by Lessor shall apply in excess of the primary coverage required herein to be carried by Lessee. The comprehensive general liability insurance policy maintained by Lessee shall be endorsed to indicate that such policy will cover Lessee's obligations under Article 14 to the coverage limit of such policy.

(b)

Insurance against damage and destruction to Lessee's personal property and all fixtures, equipment, improvements, additions and other alterations to the Premises which Lessee is entitled or obligated to remove pursuant to this Lease in the amount of full replacement value. In the event such items are damaged or destroyed, Lessee hereby agrees to diligently and fully repair and restore said items. Lessee hereby waives as against Lessor any and all claims or demands whatsoever pertaining to damage, loss or injury to said items which shall be caused by or result from fire or other perils, events or occurrences which are or could have been covered by fire and extended coverage insurance.

(c)

Such other insurance and in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in Coconino County, Arizona, with due consideration for the height and type of building, its construction, use and occupancy.

15.2

Notice of Insurance. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Arizona, and approved by Lessor. The policies of insurance shall be endorsed to indicate that Lessee's coverage shall not be invalid due to any act or omission on the part of Lessor. The insurance companies issuing such insurance shall agree to notify Lessor in writing of any cancellation, alteration or non-renewal of said insurance at least ten (10) days prior thereto. Lessee shall deliver to Lessor within thirty (30) days after execution of this Lease certificates evidencing the insurance coverage required herein and confirming that the premiums therefor have been paid in full. Said certificates shall also include a footnote referring to this Lease and certifying that the policy or policies issued to Lessee comply with all of the provisions of this Article 15. If Lessee fails to obtain the insurance required herein and deliver said certificates thereof to Lessor as provided for above, Lessor shall be entitled, but without obligation, to obtain said policies at Lessee's expense. At Lessor's request, the original policies of insurance shall be delivered to Lessor.

15.3

Waiver of Subrogation: Release. Notwithstanding any other provisions in this Lease, Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of, or damage to, the waiving party, its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease and shall obtain, at Lessee's expense, an appropriate waiver of subrogation endorsement from the insurer. If the Premises, the Building, the Project or Lessee's personal property are damaged or destroyed by fire or any other cause against which Lessee is required to maintain insurance pursuant to this Lease, Lessor shall not be liable to Lessee for any such damage or destruction.

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16.

DAMAGE OR DESTRUCTION

16.1

Termination. If all or any portion of the Premises are damaged or destroyed by any cause which is insured by Lessor (an "Insured Casualty") or which is not insured by Lessor (an "Uninsured Casualty"), and if it would take more than one hundred eighty (180) days from the date of such casualty to repair such damage or destruction as determined by Lessor within fifteen (15) days thereafter, then either party hereto shall be entitled to terminate this Lease by written notice to the other given on or before twenty (20) days after the occurrence of such casualty. If (i) five percent (5%) or more of the replacement cost of the Premises is damaged or destroyed by an Uninsured Casualty, or (ii) five percent (5%) or more of the replacement cost of the Premises is damaged or destroyed during the last eighteen (18) months of the term hereof by any cause whatsoever, or (iii) twenty-five percent (25%) or more of the replacement cost of the Building or the Project is damaged or destroyed by any cause whatsoever (whether or not the Premises are damaged or destroyed), then Lessor shall be entitled to terminate this Lease by written notice to Lessee given on or before twenty (20) days after the occurrence of such casualty. Notwithstanding the foregoing, Lessee shall not be entitled to terminate this Lease if the damage or destruction was caused by any negligent or intentional act or omission of Lessee or its agents, employees, contractors, customers or invitees. The effective date of termination for the purposes hereof shall be ten (10) days after receipt by the non-terminating party of the notice of termination from the other party.

16.2

Repair. If this Lease is not terminated as provided above, then Lessor shall in the exercise of reasonable diligence and at its own expense repair any damage or destruction to the Premises utilizing the use of insurance proceeds made available to Lessor, Lessor shall not be obligated to commence such repair until it has received all of the insurance proceeds therefor. Lessor shall not be obligated to repair or restore any damage or destruction caused by any act or neglect of Lessee or its employees, agents, contractors, customers or invitees until paid in advance by Lessee.

16.3

Abatement of Rent. During the period commencing with the date of any damage or destruction that Lessor is required or elects hereunder to repair, reconstruct or restore, and ending with the substantial completion of such repairs, reconstruction or restoration, Base Rental shall be proportionately abated in an amount equal to the proportion which the number of square feet of floor area in the Premises rendered untenable bears to the total square feet of floor area in the Premises immediately prior to such damage and destruction. Notwithstanding the foregoing, the Base Rental abatement shall not, in all events, exceed the sum of one year's payment of Base Rental. Except for the possible abatement in Base Rental, Lessee shall not be entitled to any compensation, reduction, or reimbursement from Lessor as to such matters. Further, Base Rental shall not abate if such damage or destruction was caused by the negligent or intentional act or omission of Lessee, its agents, employees, customers, contractors or invitees. Except as expressly set forth herein, Lessee shall not be entitled to terminate this Lease or to a reduction or abatement of rental or other sums payable hereunder in the event of any damage or destruction from any cause whatsoever.

16.4

Waiver of Arizona Revised Statutes Section 33-343. With respect to any damage which Lessor is obligated or elects to repair, Lessee hereby waives the provisions of Arizona Revised Statutes Section 33-343.

17.

CONDEMNATION

17.1

Termination. If the Premises or any portion thereof are taken under power of eminent domain or conveyed by Lessor under the threat thereof (a "Condemnation"), this Lease shall automatically terminate as to the part so taken or conveyed as of the date of Condemnation. If more than twenty percent (20%) of the floor area of the Premises is taken by Condemnation, then either party hereto shall be entitled to terminate this Lease as of the date of Condemnation or conveyance under threat thereof by written notice to the other party given on or before twenty (20) days after said date. If more than twenty-five percent (25%) of the floor area of the Building and/or more than twenty-five percent (25%) of the land area of the entire Project is taken by Condemnation, then Lessor shall be entitled to terminate this Lease as of the date of Condemnation by written notice to Lessee on or before twenty (20) days after said date.

17.2

Abatement of Rent. In the event of Condemnation of only a portion of the Premises, rental shall be reduced in proportion to the amount of space which was taken.

17.3

Restoration. If only a part of the Premises are condemned and this Lease is not terminated pursuant hereto, then Lessor shall, in the exercise of reasonable diligence and at its own cost, restore the Premises to its previous condition as nearly as is reasonable under the circumstances. In no event, however, shall Lessor be obligated to commence such restoration until it has received the entire Condemnation award for the Premises and in no event shall Lessor be obligated to incur expenses in making such restoration in an amount greater than such award, less costs, expenses, and fees (including attorneys' fees) incurred by Lessor in collecting said award.

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17.4

Award. Lessor shall be entitled to the entire Condemnation award for any partial or entire taking of the Premises or other portion of the Project, including any award for the leasehold estate created hereby, and Lessee hereby waives any claim thereto; provided, however, Lessee shall be entitled to recover from the taking authority (and not from Lessor) such compensation as may be separately awarded to Lessee, in Lessee's own name, for any damages to Lessee's business and any costs or losses incurred by Lessee in removing Lessee's property.

17.5

Date of Condemnation. The date of Condemnation, for the purposes hereof, is the earlier of the date (i) possession of the Premises or the subject portion thereof is delivered to the taking authority, or (ii) title to the Premises or the subject portion thereof is vested in the taking authority.

18.

QUIET ENJOYMENT

Upon Lessee's timely paying the rental and other sums payable hereunder and performing all of the other provisions hereof, Lessor shall take no action to disturb Lessee's peaceable and quiet possession of the Premises during the term hereof. This covenant shall not extend to, and Lessor shall not be liable for, any disturbance, act or condition caused by any other tenant in the Project or anyone not otherwise claiming by or through Lessor, nor to any disturbance, act or condition permitted to be taken by or on behalf of Lessor under this Lease.

19.

ESTOPPEL CERTIFICATE

Upon receipt of a written request therefor from Lessor, Lessee shall, from time to time, and within ten (10) days after receipt of such request, execute, acknowledge and deliver to Lessor a statement in writing, (i) certifying a true and complete copy of this Lease, with all amendments, if any; (ii) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (iii) acknowledging that there are no uncured defaults on the part of Lessor, or specifying such defaults if any are claimed, and (iv) certifying or acknowledging such other matters that Lessor may reasonably request for certification or acknowledgment. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises, the building in which the Premises are located, or the Project. Lessee's failure to deliver such statement within such time shall be conclusive against Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor's performance, and (iii) not more than one month's rent has been paid in advance. Lessee's failure to deliver such statement within such time shall constitute a material breach of this Lease.

20.

LESSOR LIABILITY

20.1

Default by Lessor. Lessor shall not be considered in default or breach of this Lease for the non-performance of any obligation imposed herein unless Lessee provides Lessor with written notice of said non-performance and:

(a)

If said non-performance relates solely to the non-payment of money, Lessor fails to perform within thirty (30) days after receipt of said written notice.

(b)

If said non-performance does not relate solely to the non-payment of money, if Lessor fails to commence performance within said 30-day period and diligently continue such performance until the obligation for which performance is being rendered is fulfilled.

If Lessor grants a security interest in this Lease to any person or entity and if Lessee has been notified in writing of the name and address of said lienholder, then Lessee shall, simultaneously upon giving any notice of non-performance to Lessor deliver a copy of same to each such lienholder, by personal delivery or certified or registered United States mail, postage prepaid. Notwithstanding Article 31 below, notices sent by mail pursuant to this Article 20.1 shall be deemed delivered only upon actual receipt thereof by such lienholder. Each such lienholder shall be entitled to perform such obligation within thirty (30) days after the expiration of any period of time within which Lessor is entitled to perform such obligation.

20.2

Sale of Lessor's Interest. In the event of any sale or conveyance of Lessor's interest in this Lease, Lessor shall be entirely relieved of all liability for Lessor's obligations under this Lease accruing thereafter, and the assignee or purchaser shall be deemed, without any further agreement between the parties or their successors in interest, to have assumed all of the duties and obligations of Lessor under this Lease accruing after such conveyance. The Security Deposit made by Lessee hereunder may be transferred by Lessor to such successor in interest and thereupon Lessor shall be discharged from any further liability in reference thereto.

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20.3

No Liability for Loss, Theft, Etc. Lessor shall not be liable for any loss, theft, or damage to property or business or injury to or death of Lessee, its employees, agents, contractors, customers or invitees, on or about the Premises, including without limitation fire, explosion, falling plaster, steam, gas, electricity, any act or omission of co-tenants or other occupants of the Project or of adjoining or contiguous property or buildings, water or rain which may leak from any part of the Premises or the Building or from the pipes, tanks, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place. Lessor and its agents shall not be liable to Lessee for interference with the natural light, nor for any latent defect in the Premises or in the Project. Lessee shall give prompt notice to Lessor of any fire, accident or defect discovered within the Premises or the Project.

20.4

Liability of Lessor. If Lessor shall fail to perform any covenant, term or condition of this Lease that Lessor is obligated to perform and, as a consequence of such non-performance, Lessee shall receive a money judgement against Lessor, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levy thereon against the right, title and interest of Lessor in the Project and out of rents or other income from the Project receivable by Lessor, or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the Project. Neither Lessor nor any of the members, officers, directors, employees or agents of the Lessor shall be liable for any deficiency.

21.

ASSIGNMENT AND SUBLETTING

21.1

Lessor's Consent Required. Lessee shall not convey, transfer, sublease, assign, hypothecate, encumber or otherwise dispose of this Lease or any right, title or interest therein, whether voluntarily or by operation of law, without the prior written consent of Lessor. Any such assignment or subletting shall be void and/or terminate this Lease, at the option of Lessor, thereby giving Lessor the right to immediately exercise any of the remedies contained in Article 32.2. The consent by Lessor to any assignment or other disposition shall not be construed as consent to any other assignment or disposition. In the event Lessor approves any assignment or subletting by Lessee, it is hereby agreed by Lessor and Lessee that Lessee shall not realize any financial gain resulting from any increase in the rental value of the Premises. Therefore, as a condition of any assignment or subletting, it is agreed by the parties that Lessor shall receive all consideration due or to become due to Lessee from any assignee or Sublessee with respect to such assignment or subletting, including without limitation, the full and complete rental payments paid by such assignee or Sublessee, including any amounts paid in excess of Lessee's financial obligations under this Lease.

21.2

No Release of Lessee. Regardless of whether Lessor's consent is granted, no subletting or assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. In the event of default by any assignee or successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor.

21.3

Attorneys' Fees. In the event Lessor is asked to consent to a sublease or assignment under Article 21hereof, Lessee shall reimburse Lessor for reasonable attorneys' fees incurred by Lessor in connection with reviewing the information regarding the proposed assignee and the documenting and granting of such consent. Lessor may request and Lessee shall advance, upon such request, the estimated costs for said attorney's fees.

21.4

Corporations, Associations and Partnerships. If Lessee is a corporation, an unincorporated association or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Article 21. Lessee shall have the right without Lessor's consent to assign this Lease or sublet the Premises or any part thereof, to any corporation into which or with which Lessee merges or consolidates and to any parent or wholly-owned subsidiary corporation, provided that the resulting entity from such merger or consolidation shall have a net worth not less than Lessee's prior to the merger, and provided further that any such assignee shall deliver to Lessor a copy of a document satisfactory to Lessor by which such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee's part from and after the effective date of such assignment.

21.5

No Merger. The voluntary or other surrender of this Lease by Lessee, a mutual cancellation of this Lease, or the termination of this Lease by Lessor pursuant to any provision contained herein, shall not work as a merger, but, at Lessor's option, shall either terminate any or all existing subleases hereunder, or operate as an assignment to Lessor of any such subleases.

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21.6

Environmental Covenants. Lessee agrees it shall not use, generate, manufacture, store or dispose of, in, under or about the Premises or transport to or from the Premises any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" shall include, but shall not be limited to (i) flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials, (ii) all substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. &9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. &1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. &6901, et seq.; and (iii) all substances defined as "hazardous wastes" in Arizona Revised Statutes &49-201 (16). In the event of a breach of this covenant, which is not remedied within five (5) days of written demand, Lessor may enter the Premises and take any action necessary to remedy such breach and to abate, contain, or otherwise limit any environmental risk or damage arising from such breach, and the costs of such action shall be payable to Lessee immediately upon demand from Lessor. Lessee shall be solely responsible for, and shall indemnify and hold harmless Lessor and its successors and assigns for, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, or disposal by Lessee or its agents, employees, or invitees of Hazardous Materials on, under or about the Premises arising subsequent to the date on which this Lease was executed, including without limitation: (1) all foreseeable consequential damages; (b) the costs of any required or necessary repairs, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remediation or other required plans; and (c) all reasonable costs and expenses incurred by Lessor in connection with clauses (a) and (b), including but not limited to reasonable attorneys' fees.

21.7

ADA Covenants. Lessee agrees it shall comply in all respects with the Americans with Disabilities Act of 1990, as amended (the "ADA") and any similar state law. In the event additions, alterations or other accommodations to the Premises, building wherein the Premises are located, or Common Areas are required as a result of Lessee's actions, which would not otherwise be required of Lessor by the ADA, Lessee shall be solely responsible for, and shall indemnify and hold harmless Lessor and its successors and assigns for, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to such action.

22.

COMMON AREAS

Subject to the Rules and Regulations attached to this Lease and the provisions of Article 30 below, Lessee shall be entitled to the non-exclusive use in common with Lessor and other owners and Lessees of the Project and their employees, agents, contractors, customers and invitees, of such parking areas, sidewalks, hallways, stairways, toilets and other common areas and facilities in the Project as Lessor shall from time to time designate, including the conference room(s). Lessor reserves the right to charge fees for use of the conference room(s) to require advance sign-up or reservations and to monitor use of the conference rooms, as it deems necessary in order to allow reasonable use of said conference room(s) for all occupants of the Project. At any time, Lessor may close any common areas to perform any acts that are reasonable or desirable, in Lessor's judgment, relative to the Project. Lessee shall not interfere with the rights of Lessee, other tenants or any person entitled to reasonably use the common areas. Lessor shall be entitled, from time to time, to modify and change the size, location, nature and use of any of the common areas, convert common areas into rentable areas, construct additional parking facilities (including parking structures) in the common areas, and increase or decrease common area land and/or facilities. Lessee acknowledges that such activities may result in inconveniences to Lessee; such activities and changes are permitted if they do not materially affect Lessee's use of the Premises.

23.

ABANDONMENT OF PREMISES

Lessee shall at all times during the term hereof occupy and use the Premises during normal business hours. If Lessee ceases to so occupy and use the Premises or abandons, vacates or surrenders the Premises or is dispossessed by process of law or otherwise, Lessee's property remaining on the Premises shall be deemed Abandoned, at the option of Lessor. The failure of Lessee to be open for business in the Premises for a period of five (5) consecutive business days or longer shall constitute an Abandonment of the Premises; provided, however, such occurrence shall not be the exclusive test for determining whether Abandonment has occurred.

24.

REMOVAL OF LESSEE'S PROPERTY

Unless Lessee is in default hereunder, Lessee may remove any movable furniture, equipment, trade fixtures and signs of Lessee in or on the Premises or the Project immediately upon the expiration or termination of this Lease, and any such property of Lessee remaining on the Premises upon such expiration or termination shall, at Lessor's option, become the property of Lessor, or Lessor may dispose of same, as attorney-in-fact for and at the expense of Lessee, as Lessor may deem appropriate in its discretion. Lessee shall promptly repair any damage to the Premises caused by the installation or removal of Lessee's movable furniture, equipment, trade fixtures and signs.

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25.

SUBORDINATION

This Lease shall be subject and subordinate at all times to any ground lease, or the lien of any mortgages, deeds of trust or other security instruments in any amount or amounts whatsoever now or hereafter placed on or against Lessor's interest herein without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination; provided, however, that so long as Lessee is not in default hereof, the terms of this Lease and Lessee's rights hereunder shall not be affected by foreclosure or other proceedings under such ground leases or security instruments. Lessee hereby agrees, at the written request of any lienholder or purchaser of Lessor's interest pursuant to such foreclosure or other proceedings, to attorney to such lien holder or purchaser or, at such lien holder's or purchaser's option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Lessee shall execute and deliver such further instrument or instruments evidencing such subordination of this Lease to the ground lease or lien of any such mortgages, deeds of trust or other security instruments as may be requested by Lessor within ten (10) days after receipt of written notice to do so and the receipt by Lessee of the instruments to be executed by it. Lessee hereby appoints Lessor, its successors and assigns, the attorney-in-fact of Lessee irrevocably to execute and deliver any and all such instruments for an on behalf of Lessee; provided, however, that Lessee shall not be required to effectuate such subordination, nor shall Lessor be authorized to effect such subordination on behalf of Lessee, unless the mortgagee or beneficiary named in such mortgage, deed of trust or other encumbrance or purchaser of Lessor's interest shall first agree in writing, for the benefit of Lessee, that so long as Lessee is not in default under any of the provisions, covenants or conditions of this Lease on the part of Lessee to be kept and performed, neither this Lease nor any of the rights of Lessee hereunder shall be terminated or modified or be subject to termination or modification, nor shall Lessee's possession of the Premises be disturbed or interfered with, by any trustee's sale or by any action or proceeding to foreclose said mortgage, deed of trust or other encumbrance.

26.

SURRENDER

Upon the expiration or termination of this Lease for any reason, Lessee shall peaceably surrender the Premises to Lessor in a safe and clean condition and in good order and repair, reasonable wear and tear excepted. Should Lessee fail to surrender the Premises upon the expiration or termination of this Lease, Lessor shall have the immediate right to re-enter the Premises and act in accordance with Article 32.2(a) hereof.

27.

FINANCIAL STATEMENTS

Lessee shall, from time to time at the written request of Lessor, provide Lessor with a certified copy of its financial statements for the fiscal year of Lessee immediately preceding the year in which the request is made by Lessor, and for the year to date financial statements through the month proceeding such request(s).

28.

TAXES ON LESSEE'S PROPERTY

Lessee shall pay, prior to delinquency, all taxes assessed against or levied upon Lessee's fixtures, furnishings, equipment and other personal property located in or upon the Premises. Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part. In the event any or all of Lessee's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with said real property, Lessee shall pay to Lessor its share of such taxes, as determined by Lessor, within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

29.

FORCE MAJEURE

If either party hereto is delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, civil disorder, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of delay; provided, however, nothing herein shall excuse Lessee from the timely payment of any rental or other sum required to be paid by Lessee.

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30.

RIGHTS RESERVED BY LESSOR

Lessor hereby reserves the right to (i) change the name or street address of the Project or the Building, (ii) add to, improve or alter any part or all of the Project or the Building, (iii) add to, improve or alter any part or all of the parking areas, sidewalks, hallways or other common areas and facilities in the Project, (iv) grant to anyone the exclusive right to conduct any business in or render any service to the Project, provided such exclusive right shall not operate to exclude Lessee from the use expressly permitted herein, (v) grant to any Lessee the exclusive right to use designated parking spaces, (vi) require the employees of Lessee to park in designated spaces or areas on the Project, and (vii) elect not to enforce against one or more of the Lessees of the Project one or more of the Rules and Regulations of the Project referred to in Article 7.7 above provided that Lessor agrees that the Rules and Regulations shall be non-discriminatory. The foregoing rights are exercisable without notice to Lessee or liability for any inconvenience suffered by Lessee as a result thereof (including any diminution of light, air or view) and Lessee shall not be entitled by reason thereof to terminate this Lease or any abatement or reduction of rental hereunder.

31.

NOTICES

No notice, consent, approval or other communication given in connection herewith shall be validly given, made, delivered or served unless in writing and sent by registered or certified United States mail, postage prepaid, return receipt requested, or by personal delivery, to Lessor or Lessee, as the case may be, at the addresses set forth below, or to such other addresses as either party hereto may from time to time designate in writing and delivered in accordance herewith to the other party. The addresses for all notices shall be in the United States and shall not include post office boxes or similar delivery addresses. Notices, consents, approvals or communications shall be deemed given or received upon personal delivery or forty-eight (48) hours after deposit in the mail as herein above provided. Said notices shall be addressed as follows:

LESSOR:

University Business Center L.L.C.

1016 W. University Ave.

Suite 109

Flagstaff, AZ 86001

LESSEE

Pacific Blue Energy Corp.

1016 W. University Ave.

Suite 218

Flagstaff, AZ 86001

32.

DEFAULTS; REMEDIES

32.1

Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee.

(a)

Lessee Abandoning or vacating the Premises.

(b)

Lessee's failure to make any payment of rental or any other sum due under this Lease, together with interest thereon as herein provided, as and when due, where such failure shall continue for a period of five (5) days after the date such payment is due.

(c)

Lessee's failure to timely observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than as described in Article 32.1(b) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee.

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(d)

To the extent a declaration of default is not prohibited by law, (i) the making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a proceeding under state or federal insolvency and/or bankruptcy laws (unless, in the case of a petition filed against Lessee, the same is dismissed within forty-five (45) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

(e)

If any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or terminate, any guaranty of all or any portion of Lessee's obligations under this lease, unless otherwise expressly provided, no guaranty of the Lease is revocable.

32.2

Remedies. In the event of any such default or breach by Lessee, Lessor shall be entitled to exercise the following rights and remedies at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

(a)

Lessor shall have the immediate right of re-entry and may remove all persons and property from the Premises, without liability to any person or entity for damages sustained by reason of such removal. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. Should Lessor elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease, or it may from time to time, without termination of this Lease, relet the premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and such rental and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Premises; provided, however, that Lessor may lease other space in the Project prior to reletting or attempting to relet the Premises. Should Lessor elect to terminate this Lease, Lessor shall immediately be entitled to recover from Lessee as damages the amount, if any, by which the aggregate of rental and other amounts payable by Lessee for the balance of the term of this Lease if it were not terminated shall exceed the then reasonable rental value of the Premises for such period, in addition to recovering all rental due but unpaid, if any. Should Lessor elect to relet the Premises, upon such reletting, the rents received by Lessor shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder. If the rents received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall immediately pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may, at any time thereafter, elect to terminate this Lease for such previous breach.

(b)

Lessor shall have the right, but not the obligation, to render the performance required to cure such default or breach and to charge to Lessee all costs and expenses incurred in connection therewith, together with interest thereon from the date incurred at the rate provided below, and Lessee shall immediately pay the same upon presentment of a statement to Lessee indicating the amount thereof.

(c)

No remedy herein conferred upon Lessor shall be considered exclusive of any other remedy, but the same shall be considered exclusive of any other remedy, and the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, including, but not limited to, the right to maintain an action to recover all amounts due hereunder. Lessor may exercise its rights and remedies at any time, in any order, to any extent, and as often as Lessor deems advisable. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of a default shall be effective unless it is in writing.

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(d)

In addition to every other remedy available to Lessor, Lessor may, in the event of default as defined in this Article 32, obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may take possession of the Premises and any personal property belonging to the Lessee and used in the conduct of the business of Lessee being carried on in the Premises. Lessee agrees that the entry or possession by said receiver of the Premises and said personal property shall not constitute an eviction of Lessee from the Premises or any portion thereof, and Lessee hereby agrees to hold Lessor safe and harmless from any claim by any person arising out of or in any way connected with the entry by said receiver in taking possession of the Premises and/or said personal property. Neither the application for the appointment of such receiver, nor the appointment of such receiver, shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee.

(e)

In addition to the above remedies for default, Lessor shall have the right, at its option, to declare the Base Rental set forth in Article 3 for the entire term of this Lease, to be accelerated and immediately due and payable. If Lessor exercises its option and collects all such Base Rental and taxes thereon, Lessor shall not terminate this Lease on account of the default which gave rise to the acceleration and shall not re-enter or take possession of the Premises for such default. Such full recovery of the Base Rental shall be treated as a prepayment of such rent and shall not in any manner relieve Lessee of its obligations to pay any additional rent reserved in this Lease, to perform all obligations of Lessee required by this Lease, or to pay the amount of any additional rental pursuant to Article 4 at the yearly and monthly times such payments required pursuant to Article 3. Such acceleration and full recovery shall not restrict in any way the right of Lessor to exercise any other remedy or remedies above set forth in this Lease. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Lessee shall be credited with having paid all of the Abated Rent on the expiration of the Lease term, only if the Lessee has fully, faithfully and punctually performed all of Lessee's obligations hereunder, including the payment of all Base Rental, Additional Rent, Pro Rata Share, and all other monetary obligations in the surrender of the Premises in the physical condition required by this Lease. Lessee acknowledges that its rights to receive credit for the Abated Rent is absolutely conditional upon Lessee's full, faithful and punctual performance of its obligations under this Lease. If Lessee defaults and does not cure within the applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or rent concession. In such case, such Abated Rent shall be calculated based on the full initial rent payable under this Lease.

32.3

No Acceptance of Surrender. No act or conduct of Lessor, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance by Lessor of the surrender of the Premises by Lessee prior to the expiration of the term hereof, and such acceptance by Lessor of surrender by Lessee shall only flow from, and must be evidenced by, written acknowledgment of acceptance of surrender signed by Lessor.

32.4

Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be very difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any monthly installment of rental or other amount due to Lessor hereunder shall not be received by Lessor within five (5) days after the due date therefor, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such installment or such other amount. If the payment is not cured within twenty (20) days, an additional ten percent (10%) of that amount shall be paid as an additional late charge. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee, and shall be in addition to any interest which may accrue thereon pursuant to Article 32.5 below.

32.5

Interest on Past-Due Obligations. Any amount due to Lessor which is not paid when due shall bear interest from the date due until paid at a rate equal to the greater of, (i) 18% per annum, or (ii) a variable rate per annum equal to four (4) percentage points in excess of the Prime Rate designated by Bank One, from time to time during the period said amounts are owed to Lessor. For the purposes of this Lease, the term Prime Rate shall mean the prime commercial lending rate announced by Bank One, as the same may be changed from time to time. If for any reason Bank One, shall at any time discontinue quoting or charging a Prime Rate in the manner set forth above, Lessor shall, in the exercise of reasonable judgement, substitute another means of determining the annual lending rate of interest charged by major commercial banks on 90-day unsecured commercial loans to their most credit-worthy borrowers, and the rate of interest as thus determined shall thereafter be the Prime Rate as that term is used herein. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

32.6

No Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a lesser amount than the rent or other sum provided to be paid shall be deemed to be other than on account of the earliest rent or any other sum due and payable under this Lease, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent or other sum due and payable be deemed an accord and satisfaction, unless expressly agreed to, in writing, by Lessor. Lessor may accept any such check or payment without prejudice to Lessor's right to recover the balance of such rents or pursue any other remedy provided in this Lease.

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32.7

Attorneys' Fees. Lessor shall be entitled to recover from Lessee immediately upon demand all costs and attorneys' fees incurred by Lessor in enforcing its rights and remedies under this Lease, regardless of whether legal proceedings are actually commenced.

33.

GENERAL

33.1

Captions. The descriptive headings of the Articles and Sections of this Lease are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

33.2

Time is of the Essence;. Time is of the essence of this Lease.

33.3

No Third Party Rights. Except as expressly provided herein, no term or provision of this Lease is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause or action hereunder.

33.4

No Partnership. Nothing contained in this Lease shall create any partnership, joint venture, or other arrangement between Lessor and Lessee.

33.5

Entire Agreement. This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and shall not be changed or added to except in writing signed by all parties hereto. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, pertaining to the subject matter hereof, are hereby superseded and merged herein.

33.6

Joint and Several Obligations. If Lessee is constituted of two or more persons, corporations or other entities, all agreements, covenants, representations and warranties of Lessee herein are the joint and several obligations of the entities constituting the Lessee. If Lessee is husband and wife, the obligations hereunder shall extend individually to the sole and separate property of each as well as to their community property. Notice given to any one of the entities constituting Lessee shall be deemed as having been given to all such entities.

33.7

Authority to Execute. Any individual executing this Lease on behalf of or as representative for a corporation or other person, firm, partnership or entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, person, firm, partnership or other entity and that this Lease is binding upon said entity in accordance with its terms. If Lessee is an entity, Lessee shall deliver to Lessor within five (5) days after execution hereof a certified copy of a resolution of the Board of Directors, a certified partnership or a limited liability company resolution of said corporation authorizing and ratifying the execution and delivery of this Lease, and such further documents as may be necessary to carry out the intent of the parties in connection with this Lease, by the individuals executing and delivering same.

33.8

Arizona Law. The laws of the State of Arizona shall govern the interpretation, validity, performance and enforcement of this Lease.

33.9

Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

33.10

Incorporation of Exhibits. All exhibits attached hereto and referenced herein shall be deemed a part of this Lease.

33.11

Binding on Successors and Assigns. Each of the provisions of this Lease shall bind, extend to, and inure to the benefit of the respective heirs, legal representatives, successors and assigns of both Lessor and Lessee; provided, however, that this clause shall not permit any assignment contrary to the provisions of Article 21.

33.12

Lessor's Liability. As used in this Lease, the term "Lessor" means only the current Owner or Owners of the fee title to the Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owned such fee interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. Each Lessor shall deliver to its transferee all funds that Lessee previously paid, if such funds have not yet been applied under the terms of the Lease, as well as any security deposits held by Lessor.

33.13

Not Binding Until Signed. Submission of this instrument for examination or signature by Lessee does not constitute a reservation or option for Lease, and it is not effective as a Lease or otherwise until executed by both Lessor and Lessee.

#218 PACIFIC BLUE ENERGY, LEASE	16
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33.14

Impartial Interpretation. This Lease is the result of negotiations between Lessor and Lessee, and therefore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

33.15

Plurals. The words "Lessor" and "Lessee", as herein used, shall include the plural as well as the singular. Also, the neuter gender includes the masculine and feminine.

33.16

Memorandum of Lease. This Lease shall not be recorded. After the Commencement Date has been ascertained, if Lessor elects, in Lessor's sole discretion, the parties shall execute a Memorandum of Lease in recordable form.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first herein above written.

LESSOR:
UNIVERSITY BUSINESS CENTER L.L.C.

By:	/s. George M. Buckingham
George M. Buckingham

Its:	Owner

Date:

LESSEE:
Pacific Blue Energy Corp.

By:	/s/ Joel Franklin
Joel Franklin

Its:	President/CEO

Date:

#218 PACIFIC BLUE ENERGY, LEASE	17
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EXHIBIT "A-1"

Floor Plan

#218 PACIFIC BLUE ENERGY, LEASE	A1-1
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EXHIBIT "A-2"

Site Plan

#218 PACIFIC BLUE ENERGY, LEASE	A2-1
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EXHIBIT "A-3"

Legal Description

#218 PACIFIC BLUE ENERGY, LEASE	A3-1
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EXHIBIT "B"

Project Rules and Regulations

Which Constitute Part of Lease

1.

No sign, placard, picture, advertisement, name or notice of any kind shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Project, building, the Premises or the surrounding area without the prior written consent of Lessor. If such consent is given by Lessor, Lessor may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Lessor shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Lessor or is being displayed in a non-approved manner without notice to and at the expense of Lessee. All approved signs or lettering at Lessee's entry shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by Lessor. Lessee shall not place anything or allow anything to be placed near any window or any glass door, partition or wall which may appear unsightly from outside the Premises.

2.

The directory for the Project, if any, will be provided exclusively for the display of the name and location of the Lessees only, and Lessor reserves the right to exclude any other names therefrom.

3.

The sidewalks, parking areas, halls, passages, exits, entrances, elevators, and stairways shall not be obstructed by Lessee or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, parking areas, elevators, stairways, toilets, balconies and roof are not for the use of the general public and Lessor shall in all cases retain the right to control the same and prevent access thereto by all persons whose presence in the judgement of Lessor shall be prejudicial to the character, reputation and interests of the Project or its Lessees. No Lessee and no employees or invitees of any Lessee shall go upon the roof of the Project.

4.

Lessee shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without the written consent of Lessor.

5.

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Lessee who, or whose agents, employees, contractors, customers or invitees, shall have caused the same.

6.

Lessee shall not overload the floor of the Premises, shall not mark on, drive nails, drill or screw into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decoration), and shall not in any way deface the Premises or any part thereof.

7.

No freight or equipment of any kind shall be brought into the Project or Building without the consent of Lessor, and all moving of same in or out of the Project or Building shall be done at such time and in such manner as Lessor may designate. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as shall be necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building or Project by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee. There shall not be used in the Premises or the Building any hand trucks except those equipped with rubber tires and side guards.

8.

Lessee shall not employ any person or persons other than the janitor of Lessor for the purpose of cleaning the Premises unless otherwise agreed by Lessor. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Lessee, by or as a result of the acts of the janitor, any other employee or contractor of Lessor, or any other person. Janitor service shall be the responsibility of the Lessee for the janitorial services of the Lessees space. Janitor service will be provided by the Lessor for the common areas only. Window cleaning shall be done only by Lessor at intervals it deems appropriate on the 2nd floor, and the Lessee is responsible for the first floor.

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9.

Lessee shall not use, keep or permit to be used or kept any food or noxious gas substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building or Project by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those conducting business in the Building or Project. Lessee shall not make or permit to be made any disturbing noises or disturb or interfere with occupants of the Project or neighboring property, or with those having business with such occupants, by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Lessee shall throw anything out of doors or down the passageways. No cooking shall be done or permitted by Lessee in the Premises. No pets are allowed at the facility.

10.

The Premises shall not be used for the manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Lessee shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Lessor. The Premises shall not be used for lodging or sleeping or for illegal purposes.

11.

Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Lessor.

12.

Lessor will direct electricians as to where and how telephone wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Lessor. The location of the telephones and other office equipment affixed to the Premises shall be subject to the approval of Lessor, but the installation of same shall be at the expense of Lessee.

13.

All keys to the Building, offices, rooms and toilet rooms shall be obtained from Lessor and Lessee shall not duplicate such keys. Lessee, upon termination of the tenancy, shall deliver to Lessor the keys to the Building, offices, rooms and toilet rooms which shall have been furnished and shall pay Lessor the cost of replacing any lost key or of changing the lock or locks which can be opened by such lost key if Lessor deems it necessary to make such change.

14.

Lessee shall not lay linoleum, tile, carpet or other similar floor coverings so that the same are affixed to the floor of the premises in any manner except as approved by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee.

15.

Standard business hours shall be Monday through Friday, 7:00 a.m. until 6:00 p.m. and Saturday and Sunday 8:00 a.m. until 5:00 p.m. excluding legal holidays. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Project during the continuance of the same, by closing the doors or otherwise, for the safety of all Lessees and protection of the Project and property located therein. Anything to the foregoing notwithstanding, Lessor shall have no duty to provide security protection for the Project at any time or to monitor access thereto.

16.

Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electrical items are shut off before Lessee or Lessee's employees leave the Building. Lessee shall be responsible for any damage to the Building, the Project or to other Lessees caused by a failure to comply with this rule.

17.

Lessor reserves the right to exclude or expel from the Project any person who, in the judgement of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Project.

18.

Employees of Lessor shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

19.

No vending machine shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

20.

Lessee agrees that it shall comply with all fire regulations that may be issued from time to time by Lessor, and Lessee shall also provide Lessor with the name of a designated responsible employee to represent Lessee in all matters pertaining to fire regulations.

21.

Lessor reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Project when, in Lessor's judgement, it is necessary, desirable or proper in the best interest of the Project or its Lessees.

22.

Lessee shall not disturb, solicit or canvass an occupant of the Project and shall cooperate to prevent the same.

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23.

Without the written consent of Lessor, Lessee shall not use the name of the Project in connection with or in promoting or advertising the business of Lessee, except as Lessee's address.

24.

All interior window coverings must be approved by Lessor and Lessee may not install any awnings or other exterior window shades or coverings.

25.

Lessee shall not park in driveways or loading areas or in reserved parking spaces of other Lessees. Lessor or its agents shall have the right to cause to be removed any car of Lessee, its employees, agents, contractors, customers or invitees, that may be parked in unauthorized areas, and Lessee agrees to save and hold harmless Lessor, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Lessor in connection with such removal. Lessee will from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers for vehicles owned or operated by its employees and agents.

26.

Lessee understands that the buildings which make up the Premises are "Non-Smoking". Any smoking to be done shall be done outside the building Premises at designated smoking areas, and smoking material shall be disposed of in the appropriate containers provided.

27.

By executing a copy of these Rules and Regulations, Lessee acknowledges and agrees that it has read and understands these Rules and Regulations and will fully comply with all of the terms and provisions contained herein.

LESSEE: Pacific Blue Energy Corp.

By:	/s/ Joel Franklin
Joel Franklin

Its:	President/CEO

Date:

#218 PACIFIC BLUE ENERGY, LEASE	B-3
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EXHIBIT "C"

CONSTRUCTION IMPROVEMENTS TO BE PROVIDED BY LESSOR

NONE

#218 PACIFIC BLUE ENERGY, LEASE	C-1
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EXHIBIT "D"

Guaranty Of Lease

THIS GUARANTY OF LEASE (this "Guaranty") is made for valuable consideration by George M. Buckingham ("Guarantor"), in favor of UNIVERSITY BUSINESS CENTER L.L.C., an Arizona limited liability company, in connection with that certain lease dated March 1st , 2010(the "Lease"), pursuant to which Lessor leases to Pacific Blue Energy Corp. ("Lessee"), that certain leased premises generally referred to as University Business Center 1016 W. University Ave. Suite 218, Flagstaff, AZ 86001 (the "Premises").

Guarantor does hereby agree as follows:

1.

Guarantor does hereby absolutely and unconditionally guarantee and promise to Lessor Lessor's rights under this Paragraph 6 shall survive the expiration or termination of the Lease.

2.

The liability of Guarantor and all rights, powers and remedies of Lessor hereunder and the liability and obligations of Lessee and all rights, powers and remedies of Lessor under the lease and under this Guaranty shall be in addition to all rights, powers and remedies given to Lessor by law.

3.

The Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns (including any purchased at judicial foreclosure or trustee's sale or a holder of a deed in lieu thereof). This Guaranty may be assigned by Lessor voluntarily or by operation of law without reducing or modifying the liability of Guarantor hereunder.

4.

This Guaranty shall constitute the entire agreement between Guarantor and Lessor with respect to the Guarantor's guaranty of performance of all of Lessee's obligations under the Lease. No provision of the Guaranty or right of Lessor hereunder may be waived under nor may any guarantor be released from any obligation hereunder except by writing duly executed by an authorized officer, director, trustee or partner of Lessor.

5.

If more than one person signs this Guaranty, each such person shall be deemed a Guarantor and the obligation of all such Guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word "person" as used herein shall include an individual, company, firm, associate, partnership, corporation, trust or other legal entity of any kind whatsoever.

6.

Should any one or more provisions of the Guaranty be determined to be illegal or unenforceable, all other provisions shall, nevertheless, be effective.

7.

The wavier or failure to enforce any provision of the Guaranty shall not operate as waiver of any other breach of such provision or any other provisions hereof.

8.

If either Lessor or Guarantor participates in an action against the other, arising out of or in connection with this Guaranty, the one prevailing shall be entitled to have and recover from the other, reasonable attorney's fees, collection costs and other costs incurred in and in preparation for the actions.

9.

Guarantor agrees that all questions with respect to this Guaranty shall be governed by, and decided in accordance with the laws of the State of Arizona.

10.

If Guarantor executes this Guaranty as a partnership or limited liability company, each individual executing the Guaranty on behalf of the partnership represents and warrants that he or she is a general partner or member, respectively, of said entity and that this Guaranty is binding upon the partnership and limited liability company in accordance with its terms. If Guarantor executes this Guaranty as a corporation, each of the persons executing this Guaranty on behalf of the corporation covenant and warrants that the corporation is a duly authorized and existing corporation, that the corporation has and is qualified to transact business in the State of Arizona, that the corporation has full right, authority and power to enter into this Guaranty and to perform its obligations hereunder, that each person signing this Guaranty on behalf of the corporation is authorized to do so and that this Guaranty is binding upon the corporation in accordance with its terms.

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11.

In the event Lessee shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the United States Bankruptcy Code, or if such a petition is filed by creditors of Lessee, or if Lessee shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law, or if a receiver of all or part of Lessee's property or assets if appointed by the State or Federal court, no such proceeding or action taken therein shall modify, diminish, or in any way affect the liability of Guarantor under this Guaranty, and the liability of Guarantor with respect to the Lease shall be of the same scope as if Guarantor had itself executed the lease as the named Lessee therein, and no "rejection" and/or "termination" of the Lease in any of the proceedings referred to in this Paragraph 16 shall be effective to release and/or terminate the continuing liability of Guarantor to Lessor under this Guaranty. If, in connection with any of the circumstances referred to in this Paragraph 16 Lessor should request that Guarantor execute a new lease for the balance of the Lease Term (unaffected by any such "rejection" and /or "termination" in any of such proceedings), but in all other respects identical with the Lease, Guarantor shall do so as the named Lessee under such new lease (irrespective of the fact that the Lease may have been "rejected" or "terminated" in connection with any of the proceedings referred to in this Paragraph 16). Should Guarantor fail or refuse to execute such a new lease, without limiting any of the legal or equitable remedies available to Lessor on account of such failure or refusal, Guarantor acknowledges and agrees that Lessor may seek specific performance of the covenant of Guarantor contained in this Paragraph 16 to execute such a new lease.

12.

Any legal action or proceeding with the respect to this Guaranty may be brought in the courts of the State of Arizona or, if the requisites of jurisdiction are obtained, of the United States of America for the District of Arizona and, by the execution and the delivery of the Guaranty, Guarantor hereby accepts for itself and respect for its property, generally and unconditionally, the jurisdiction of the aforementioned courts. Nothing herein shall, however, affect the right of the Lessor to commence legal action or otherwise proceed against Guarantor in any other jurisdiction.

EXECUTED THIS DAY OF , 20 .

ADDRESS OF GUARANTOR:	GUARANTOR

Pacific Blue Energy Corp.
4216 N, Anthem Heights Dr.	By:	Joel Franklin
Anthem, AZ 85086	Its:	President/CEO

STATE OF

)

) ss.

County of

)

The foregoing instrument was acknowledged before me this day of

 , 20 , by .

NOTARY PUBLIC

My Commission Expires:

#218 PACIFIC BLUE ENERGY, LEASE	D-2
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EXHIBIT "E"

TENANT IMPROVEMENTS

NONE

#218 PACIFIC BLUE ENERGY, LEASE	E-1
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T A B L E O F C O N T E N T S

1.	PREMISES		1

2.	TERM
	2.1.	Initial Term	1
	2.2.	Term of Commencement Date	1
	2.3.	Holding Over	1

3.		RENTAL
	3.1.	Base Rental	2
	3.2.	Payment	2
	3.3.	Rental Taxes	2

4.	OPERATING COSTS
	4.1.	Lessee's ProRata Share	2
	4.2.	Definition of Operating Costs	3
	4.3.	Change to Pro Rata Share	3

5.	SECURITY DEPOSIT		3

6.	REAL ESTATE BROKERAGE
	6.1.	Real Estate Brokerage	3

7.	USE OF PREMISES
	7.1.	Permitted Uses	3
	7.2.	Insurance Requirements	4
	7.3.	Waste, Nuisance, Etc.	4
	7.4.	Compliance with Laws	4
	7.5.	Trash	4
	7.6.	Sidewalks, Signs, Exterior, Etc.	4
	7.7.	Rules and Regulations	4

8.	CONDITION OF PREMISES
	8.1.	Lessee's Acknowledgment	4
	8.2.	Construction and Tenant Improvements	5

9.	BUILDING SERVICES
	9.1.	Services	5
	9.2.	Prohibitions	5

10.	MAINTENANCE AND REPAIR
	10.1.	Lessor's Obligations	5
	10.2.	Lessee's Maintenance Obligations	5

11.	ALTERATIONS TO PREMISES		6

12.	LIENS		6

13.	LESSOR'S ENTRY		6

14.	LESSEE'S INDEMNITY		7

15.	INSURANCE
	15.1.	Required Insurance	7
	15.2.	Notice of Insurance	7
	15.3.	Waiver of Subrogation: Release	7

#218 PACIFIC BLUE ENERGY, LEASE

i

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16.	DAMAGE OR DESTRUCTION
	16.1.	Termination	8
	16.2.	Repair	8
	16.3.	Abatement of Rent	8
	16.4.	Waiver of Arizona Revised Statutes	8

17.	CONDEMNATION
	17.1.	Termination	8
	17.2.	Abatement of Rent	8
	17.3.	Restoration	8
	17.4.	Award	9
	17.5.	Date of Condemnation	9

18.	QUIET ENJOYMENT		9

19.	ESTOPPEL CERTIFICATE		9

20.	LESSOR LIABILITY
	20.1.	Default by Lessor	9
	20.2.	Sale of Lessor's Interest	9
	20.3.	No Liability for Loss, Theft, Etc.	10
	20.4.	Liability of Lessor	10

21.	ASSIGNMENT AND SUBLETTING
	21.1.	Lessor's Consent Required	10
	21.2.	No Release of Lessee	10
	21.3.	Attorneys’ Fees	10
	21.4.	Corporations, Associations and Partnerships	10
	21.5.	No Merger	10
	21.6.	Environmental Covenants	11
	21.7.	ADA Covenants	11

22.	COMMON AREAS		11

23.	ABANDONMENT OF PREMISES		11

24.	REMOVAL OF LESSEE'S PROPERTY		11

25.	SUBORDINATION		12

26.	SURRENDER		12

27.	FINANCIAL STATEMENTS		12

28.	TAXES ON LESSEE'S PROPERTY		12

29.	FORCE MAJEURE		12

30.	RIGHTS RESERVED BY LESSOR		13

31.	NOTICES		13

32.	DEFAULTS; REMEDIES
	32.1.	Defaults	13
	32.2.	Remedies	14
	32.3.	No Acceptance of Surrender	15
	32.4.	Late Charges	15
	32.5.	Interest on Past-Due Obligations	15

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             Initials ____   ____

	32.6.	No Accord and Satisfaction	15
	32.7.	Attorney's Fees	16

33.	GENERAL
	33.1.	Captions	16
	33.2.	Time is of the Essence	16
	33.3.	No Third Party Rights	16
	33.4.	No Partnership	16
	33.5.	Entire Agreement	16
	33.6.	Joint and Several Obligations	16
	33.7.	Authority to Execute	16
	33.8.	Arizona Law	16
	33.9.	Partial Invalidity	16
	33.10.	Incorporation of Exhibits	16
	33.11.	Binding on Successors and Assigns	16
	33.12	Lessor's Liability	16
	33.13.	Not Binding Until Signed	16
	33.14.	Impartial Interpretation	17
	33.15.	Plurals	17
	33.16.	Memorandum of Lease	17

EXHIBIT "A-1" Floor Plan			A1-1

EXHIBIT "A-2" Site Plan			A2-1

EXHIBIT "A-3" Legal Description			A3-1

EXHIBIT "B" Project Rules & Regulations			B-1

EXHIBIT "C" Construction Improvements to be provided by Lessor			C-1

EXHIBIT "D" Guaranty of Lease			D-1

EXHIBIT "E" Tenant Improvements			E-1

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Initials ____ ____